                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to Registration Statement (Form S-3, No. 333-65716) and related Prospectus of Virologic, Inc. for the registration of 6,574,962 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2001, with respect to the financial statements of Virologic, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


Palo Alto, California
September 17, 2001